As filed with the Securities and Exchange Commission on June 13, 1995
                                         Registration No. 33-
- -----------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                             Infodata Systems Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Virginia                                       16-0954695
 -------------------------------                  ----------------------------
 (State or other jurisdiction of                  (IRS Employer Identification
 incorporation or organization)                   Number)

            12150 Monument Drive, Suite 400, Fairfax, Virginia 22033 (Address of Principal Executive Offices including Zip Code)


                 Infodata Systems Inc. 1995 Stock Option Plan,
     1987 Stock Warrant Purchase Plan and 1981 Incentive Stock Option Plan
                             (Full title of plans)

                                Harry Kaplowitz
                                   President
                             Infodata Systems Inc.
                        12150 Monument Drive, Suite 400
                            Fairfax, Virginia 22033
                                 (703) 934-5205
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                   Copies to:

                              Arthur H. Bill, Esq.
                        Freedman, Levy, Kroll & Simonds
                   1050 Connecticut Avenue, N.W. (Suite 825)
                             Washington, D.C. 20036

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
 Title of       Amount                        Proposed Maximum
 Securities      to be     Proposed Maximum      Aggregate       Amount of
   to be      registered    Offering Price     Offering Price   Registration
Registered        (1)        Per Share (2)           (2)            Fee
- -------------------------------------------------------------------------------
Common Stock,    464,984         $3.25           $1,511,198       $521.10
$.03 par value    shares
- -------------------------------------------------------------------------------

(1) Plus an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) The amounts are based upon the average of the high and low prices for the Common Stock as reported on the NASDAQ SmallCap Market on June 7, 1995 and are used solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by Infodata Systems Inc. (the "Company") (SEC File No. 0-10416) with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Registration Statement by reference and deemed to be a part hereof:

     1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1994.

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995.

     3. The description of the Company's Common Stock, par value $.03 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 10, as filed with the SEC on April 30, 1982, under the Exchange Act.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Company's Annual Report on Form 10-KSB covering such year shall not be deemed incorporated by reference in this Registration Statement and shall not be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed,

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

except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Article 10 ("Article 10") of Chapter 9 of Title 13.1 of the Code of Virginia (the "Virginia Code") provides a Virginia corporation with broad powers to indemnify its officers and directors in certain circumstances so long as the officer or director (i) conducted himself in good faith, (ii) reasonably believed that his conduct was in the best interests, or at least not opposed to the best interests, of the corporation and (iii) had no reasonable cause to believe that his conduct was unlawful; provided, however, that no indemnification shall be available in the event of or limit the liability of a director or officer for (i) any proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; (ii) any transactions from which the director or officer derived an improper personal benefit; (iii) his willful misconduct; (iv) a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security; or (v) unlawful payment of dividends or other unlawful distributions.

     As permitted under Article 10 of the Virginia Code, Article 9 of the Company's Articles of Incorporation provides that:

          The directors and officers of the Corporation shall not be liable for any damages in any proceeding brought by or in the name of the Corporation or its shareholders unless the director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.


Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

Exhibit
Number    Description

4(a)      Infodata Systems Inc. 1995 Stock Option Plan.

4(b) Infodata Systems Inc. 1987 Stock Warrant Purchase Plan. (Incorporated herein by reference to Exhibit 10(cc) to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994.)

4(c) Infodata Systems Inc. 1981 Incentive Stock Option Plan. (Incorporated herein by reference to Exhibit 10 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1983.)

5 Legal opinion, dated June 13, 1995, of Freedman, Levy, Kroll & Simonds, counsel to the Company, as to the legality of shares offered.

23(a)     Consent of Arthur Andersen LLP.

23(b) Consent of Freedman, Levy, Kroll & Simonds. (Included in Exhibit 5 hereto.)

24        Power of Attorney.  (Included on signature  page of this  Registration
          Statement.)

Item 9.   Undertakings.

     1. The Company hereby undertakes:


          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic

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

reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on this 23rd day of May, 1995.

                                 INFODATA SYSTEMS INC.



                                 By: /s/HARRY KAPLOWITZ
                                 Harry Kaplowitz
                                 President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HARRY KAPLOWITZ and DAVID A. KARISH his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:

        Signature                 Title                    Date
        ---------                 -----                    ----


   /s/RICHARD T. BUESCHEL      Chairman of the Board       May 23, 1995
   Richard T. Bueschel



   /s/LAURENCE C. GLAZER       Director                    May 23, 1995
   Laurence C. Glazer



   /s/HARRY KAPLOWITZ          President and Director      May 23, 1995
   Harry Kaplowitz             (Principal Executive
                                Officer)

   /s/ROBERT M. LEOPOLD        Director                    May 23, 1995
   Robert M. Leopold



   /s/ISAAC M. POLLAK          Director                    May 23, 1995
   Isaac M. Pollak



   /s/MILLARD H. PRYOR, JR.    Director                    May 23, 1995
   Millard H. Pryor, Jr.



   /s/DAVID A. KARISH          Senior Vice President,      May 23, 1995
   David A. Karish              Secretary/Treasurer
                               (Principal Financial and
                                Accounting Officer)

                                 EXHIBIT INDEX




Exhibit
Number         Description

4(a)      Infodata Systems Inc. 1995 Stock Option Plan.

4(b) Infodata Systems Inc. 1987 Stock Warrant Purchase Plan. (Incorporated herein by reference to Exhibit 10(cc) to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994.)

4(c) Infodata Systems Inc. 1981 Incentive Stock Option Plan. (Incorporated herein by reference to Exhibit 10 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1983.)

5 Legal opinion, dated June 13, 1995, of Freedman, Levy, Kroll & Simonds, counsel to the Company, as to the legality of shares offered.

23(a)     Consent of Arthur Andersen LLP.

23(b) Consent of Freedman, Levy, Kroll & Simonds. (Included in Exhibit 5 hereto.)

24        Power of Attorney.  (Included on signature  page of this  Registration
          Statement.)


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